Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Tesco Corporation Schedules First Quarter 2014
Earnings Conference Call for May 5

Management Also to Review Its Five-Year Strategic Plan

HOUSTON, April 28, 2014 - Tesco Corporation (NASDAQ: TESO) announced today that it will release its first quarter 2014 financial results on Monday, May 5, 2014 before the market opens. In conjunction with the news release, Tesco has scheduled a conference call the same day at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to discuss the quarter’s results and also to review its five-year strategic plan.

By Phone:
Dial 1-877-941-9205 inside the U.S. or 1-480-629-9771 outside the U.S. at least 10 minutes before the call. A telephone replay will be available through May 19 by dialing 1-800-406-7325 inside the U.S. or 1-303-590-3030 outside of the U.S. and using the conference ID 4680975#.

By Webcast:
Visit the Investor Relations page of Tesco's website at www.tescocorp.com under “Conference Calls.” Please log on at least 10 minutes early to register and download any necessary software. A replay will be available shortly after the call.

ABOUT TESCO CORPORATION
Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The Corporation seeks to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and gas.

For more information please contact:
Chris Boone - Chief Financial Officer
(713) 359-7000
Tesco Corporation